EXHIBIT 11

DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER COMMON SHARE
THREE AND NINE MONTHS ENDED MAY 1, 1999
AND MAY 2, 1998



                                      Three Months Ended                 Nine Months Ended
                                          May 1, 1999                       May 1, 1999
                                 ------------------------------   -------------------------------
                                                           Per                              Per
                                                          Share                            Share
                                 Net Income     Shares    Amount  Net Income     Shares    Amount
                                 ----------     ------    ------  ----------     ------    ------
Basic Earnings Per Share:

Income available to common
       shareholders              $1,773,999    7,700,294   $.23   $4,807,530    7,658,666   $.63
                                                           ====                             ====

Effect of Dilutive Securities:

Warrants                                          13,720                           14,025

Options                                          449,255                          490,779
                                 ----------   ----------   ----   ----------   ----------   ----
Diluted Earnings Per Share       $1,773,999    8,163,269   $.22   $4,807,530    8,163,470   $.59
                                 ==========   ==========   ====   ==========   ==========   ====


                                       Three Months Ended                Nine Months Ended
                                           May 2, 1998                      May 2, 1998
                                 ------------------------------   -------------------------------
                                                           Per                              Per
                                                          Share                            Share
                                 Net Income     Shares    Amount  Net Income     Shares    Amount
                                 ----------     ------    ------  ----------     ------    ------

Basic Earnings Per Share:

Income available to common
       shareholders              $1,444,741    7,541,988   $.19   $4,064,208    7,484,513   $.54
                                                           ====                             ====
Effect of Dilutive Securities:

Warrants                                          18,946                           19,461

Options                                          667,894                          687,064
                                 ----------   ----------   ----   ----------   ----------   ----
Diluted Earnings Per Share       $1,444,741    8,228,828   $.18   $4,064,208    8,191,038   $.50
                                 ==========   ==========   ====   ==========   ==========   ====